EXHIBIT S

AUDIT FEE INFORMATION

Fees Billed by PricewaterhouseCoopers, LLP:1

					Aggregate
Trust Name/		Audit		All Other	Non-Audit
Fiscal year Ended	Audit Fees	Related Fees	Tax Fees	Fees	Fees
Franklin California Tax-Free Income Fund, Inc.
3/31/06	$72,675	$0	$0	$0	0
3/31/05	72,500	0	0	0	0
Franklin California Tax-Free Trust
6/30/06	83,871	0	0	1,778	1,778
6/30/05	80,311	0	0	0	0
Franklin Capital Growth Fund
6/30/06	41,057	0	0	886	886
6/30/05	37,028	0	0	0	0
Franklin Custodian Funds, Inc.
9/30/06	339,046	0	0	30,073	30,073
9/30/05	241,951	0	0	0	0
Franklin Global Trust
7/31/06	133,991	0	0	187	187
7/31/05	123,683	0	0	0	0
Franklin Gold and Precious Metals Fund
7/31/06	31,800	0	0	565	565
7/31/05	22,164	0	0	0	0
Franklin High Income Trust
5/31/06	44,281	0	0	1,592	1,592
5/31/05	67,393	0	0	0	0
Franklin Investors Securities Trust
10/31/05	194,231	0	0	0	0
10/31/04	206,830	0	0	2,084	2,084
Franklin Municipal Securities Trust
5/31/06	37,016	0	0	752	752
5/31/05	33,727	0	0	0	0
Franklin New York Tax-Free Income Fund
5/31/06	73,632	0	0	2,752	2,752
5/31/05	69,033	0	0	0	0
Franklin New York Tax-Free Trust
9/30/06	76,282	0	0	375	375
9/30/05	52,973	0	0	0	0
Franklin Real Estate Securities Trust
4/30/06	20,908	0	0	638	638
4/30/05	19,603	0	0	0	0
Franklin Strategic Mortgage Portfolio
9/30/06	22,559	0	0	183	183
9/30/05	16,453	0	0	0	0
Franklin Strategic Series
4/30/06	328,367	0	0	8,667	8,667
4/30/05	295,846	0	0	0	0
Franklin Tax-Free Trust
2/28/06	532,957	0	20,000	0	20,000
2/28/05	504,416	0	0	0	0
____________________
[1]	A portion of each Fund’s audit fees is based upon its relative net asset size within the Franklin Templeton funds or relative complexity. Therefore, any material difference between the audit fees of a Fund for its last two fiscal years may be the result of a material increase or decrease in that Fund’s net assets or complexity.

					Aggregate
Trust Name/		Audit		All Other	Non-Audit
Fiscal year Ended	Audit Fees	Related Fees	Tax Fees	Fees	Fees
Franklin Templeton Fund Allocator Series
12/31/05	75,785	0	0	0	0
12/31/04	70,251	0	0	0	0
Franklin Templeton Global Trust
10/31/05	21,905	0	0	0	0
10/31/04	21,534	0	0	127	127
Franklin Templeton International Trust
10/31/05	59,746	0	0	0	0
10/31/04	58,362	0	0	408	408
Franklin Templeton Money Fund Trust
6/30/06	13,273	0	0	47	47
6/30/05	13,093	0	0	0	0
Franklin Value Investors Trust
10/31/05	134,481	0	0	0	0
10/31/04	127,666	0	0	3,108	3,108
Institutional Fiduciary Trust
6/30/06	63,222	0	0	2,362	2,362
6/30/05	58,914	0	0	0	0
The Money Market Portfolios
6/30/06	29,049	0	0	3,315	3,315
6/30/05	31,169	0	0	0	0
Templeton China World Fund
8/31/06	33,578	0	0	286	286
8/31/05	23,376	0	0	0	0
Templeton Developing Markets Trust
12/31/05	71,099	0	0	0	0
12/31/04	70,000	0	0	1,622	1,622
Templeton Funds, Inc.
8/31/06	265,100	0	0	15,923	15,923
8/31/05	219,693	0	0	0	0
Templeton Global Smaller Companies Fund
8/31/06	57,898	0	0	664	664
8/31/05	40,840	0	0	0	0
Templeton Income Trust
8/31/06	74,462	0	0	1,194	1,194
8/31/05	66,143	0	0	0	0
Templeton Institutional Funds, Inc.
12/31/05	215,505	0	0	0	0
12/31/04	208,478	0	0	4,683	4,683

Fees Billed by Ernst & Young, LLP:
					Aggregate
Trust Name/		Audit		All Other	Non-Audit
Fiscal year Ended	Audit Fees	Related Fees	Tax Fees	Fees	Fees
Franklin Mutual Series Fund Inc.
12/31/05	355,000	0	0	0	0
12/31/04	298,000	0	0	0	0
Franklin Mutual Recovery Fund
3/31/06	64,000	0	0	0	0
3/31/05	50,000	0	0	0	0